United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 21, 2013
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As previously reported, on November 1, 2013, Louisiana-Pacific Corporation (the "Company") entered into a commitment letter (the "Commitment Letter") with American AgCredit, FLCA ("AAC"), CoBank, ACB, Farm Credit Services of America, PCA ("FCSA"), and AgFirst Farm Credit Bank pursuant to which AAC and FCSA (collectively, the "Lenders") have severally committed to provide senior secured revolving financing to the Company in an aggregate amount of up to $200 million on the terms and subject to the conditions set forth therein.  On November 21, 2013, the Company and the other parties to the Commitment Letter agreed to extend the date on which the commitments of the Lenders will expire, and by which definitive loan documents must be executed and delivered, from December 2, 2013 to December 9, 2013.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Amendment to Commitment Letter dated as of November 1, 2013 (the “Commitment Letter”) among Louisiana-Pacific Corporation (“you” or the “Borrower”) and (b) American AgCredit, FLCA, CoBank, ACB, Farm Credit Services of America, PCA, and AgFirst Farm Credit Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: November 25, 2013